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                                                                   EXHIBIT 10.79



                              INFORMIX CORPORATION

                    CHANGE OF CONTROL AND SEVERANCE AGREEMENT




          This Change of Control and Severance Agreement (the "Agreement") is made and entered into by and between Jamie Arnold (the "Executive") and Informix Corporation (the "Company"), effective as of the last date set forth by the signatures of the parties below (the "Effective Date").

                                    RECITALS

          A. It is expected that the Company from time to time will consider the possibility of an acquisition by another company or other Change of Control (as defined below). The Board of Directors of the Company (the "Board") recognizes that such consideration, and the possibility that the Executive's employment could be terminated by the Company for a reason other than for cause, can be distractions to the Executive and can cause the Executive to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control of the Company or the termination by the Company of the Executive's employment for a reason other than for cause.

          B. The Board believes that it is in the best interests of the Company and its stockholders to provide the Executive with an incentive to continue his or her employment with the Company, or a wholly-owned subsidiary of the Company, as the case may be, and to motivate the Executive to maximize the value of the Company upon a Change of Control for the benefit of its stockholders.

          C. The Board believes that it is imperative to provide the Executive with certain benefits upon a Change of Control or upon the termination by the Company of the Executive's employment for a reason other than cause, thereby encouraging the Executive to remain with the Company notwithstanding the possibility of a Change of Control or termination of employment for a reason other than for cause.

          The Company and the Executive hereby agree as follows:

          1. TERM OF AGREEMENT. This Agreement shall terminate upon the date that all obligations of the Company and the Executive with respect to this Agreement have been satisfied.


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          2.        AT-WILL EMPLOYMENT. The Company and the Executive
acknowledge that the Executive's employment is and shall continue to be at-will, as defined under applicable law, and may be terminated at any time by either party, with or without cause.

          3. CHANGE OF CONTROL. With respect to options to purchase the Company's common stock granted to Executive on or after April 1, 2001, in the event a Change of Control occurs within six months following the effective date of any such grant, and if the Executive is employed by the Company as of the date of the Change of Control, the Executive's stock options shall have their vesting accelerated as to two years' additional vesting. In the event that stock option vesting is accelerated pursuant to the preceding sentence, the remaining stock options, if any, shall continue to vest at a monthly rate equal to the total number of shares originally subject to the option divided by the number of months in the original vesting schedule. With respect to options to purchase the Company's common stock granted to Executive on or after April 1, 2001, in the event a Change of Control occurs on or after six months following the effective date of any such grant, and if the Executive is employed by the Company as of the date of the Change of Control, the Executive's Stock Options shall have their vesting accelerated in full so as to become 100% vested. With respect to options to purchase the Company's common stock granted to Employee prior to April 1, 2001, in the event of a Change of Control, and if the Executive is employed by the Company as of the date of the Change of Control, the Executive's stock options shall have their vesting accelerated in full so as to become 100% vested.

          For the purposes of this Agreement, "Change of Control" shall mean:

                    (a) the approval by the stockholders of the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) fifty percent (50%) or more of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                    (b) any approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

                    (c) any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or


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                    (d)       a change in the composition of the Board, as a
result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either: (a) are directors of the Company as of the Effective Date; or (b) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (a), (b), or (c) above, or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.


          4. GOLDEN PARACHUTE EXCISE TAXES. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution, or any acceleration of vesting of any benefit or award, by the Company or its affiliated companies to or for the benefit of the Executive, payable within the meaning of Section 280G of the Internal Revenue Code (the "Code") (whether paid or payable, distributed or distributable or accelerated or subject to acceleration pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 4) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") on an amount such that after payment by the Executive of all taxes imposed upon the Gross-Up Payment and any interest or penalties imposed with respect to such taxes, the Executive retains an amount of the Gross-Up Payment equal to the sum of: (a) the Excise Tax imposed upon the Payments; and (b) the product of any deductions disallowed because of the inclusion of the Gross-Up Payment in the Executive's adjusted gross income and the highest applicable marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to have: (a) paid federal income taxes at the highest marginal rates of federal income taxation for the calendar year in which the Gross-Up Payment is to be made; (b) paid applicable state and local income taxes at the highest rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes; and (c) otherwise allowable deductions for federal income tax purposes at least equal to those which would be disallowed because of the inclusion of the Gross-Up Payment in the Executive's adjusted gross income. The payment of a Gross-Up Payment under this Section 4 shall in no event be conditioned upon the Executive's termination of employment or the receipt of severance benefits under this Agreement.

          5.        SEVERANCE.

                    (a) If, within one year of a Change of Control, the Executive's employment is terminated either by the Executive for any reason or by the surviving

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entity for any reason other than for Cause (as defined below), the Executive shall receive severance in the amount of two years' base salary plus two years' on target earnings.

                    (b) If the Executive's employment is terminated by the Company for any reason other than for Cause, the Executive shall receive severance in the amount of two years' base salary.

                    (c) If the Executive's employment is terminated by the Company for Cause, or the Executive voluntarily resigns, the Executive shall not receive severance.

                    (d) For purposes of this Agreement, "Cause" shall mean the occurrence of one or more of the following: (i) Executive's conviction by, or entry of a plea of guilty or NOLO CONTENDERE in, a court of competent jurisdiction for any crime which constitutes a felony in the jurisdiction in which the conduct alleged to constitute the felony occurred; (ii) Executive's misappropriation of funds or property or commission of an act of fraud, whether prior or subsequent to the Effective Date; (iii) gross negligence or recklessness by the Executive in the scope of the Executive's services to the Company; (iv) a breach by the Executive of a material provision of this Agreement which is not cured within 30 days of notice; (v) a willful failure by the Executive substantially to perform his or her duties and responsibilities as an employee after notice of such failure; or (vi) a material breach by the Executive of the Company's policies or procedures.

          6. ATTORNEY FEES, COSTS AND EXPENSES. The Company promptly shall reimburse the Executive, on a monthly basis, for the reasonable attorney fees, costs and expenses incurred by the Executive in connection with any action brought by Executive to enforce his or her rights under this Agreement, regardless of the outcome of the action.

          7.        SUCCESSORS.

                    (a) COMPANY'S SUCCESSORS. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this Section 5(a), or which becomes bound by the terms of this Agreement by operation of law.

                    (b) EXECUTIVE'S SUCCESSORS. The terms of this Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees.

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         8.       MISCELLANEOUS PROVISIONS.

                    (a) WAIVER. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

                    (b) WHOLE AGREEMENT. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement represents the entire understanding of the Company and the Executive with respect to the subject matter of this Agreement and this Agreement supersedes all prior agreements, arrangements and understandings regarding the subject matter of this Agreement. If stock option vesting acceleration is triggered pursuant to this Agreement, the Executive agrees that he or she shall not be entitled to any additional stock option vesting pursuant to a prior agreement, arrangement or understanding.

                    (c) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

                    (d) SEVERABILITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceablity of any other provision hereof, which shall remain in full force and effect.

                    (e) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.


COMPANY                                     INFORMIX CORPORATION

                                            /s/ Gary Lloyd
                                            ------------------------------


                                            Effective October 3, 2000


EXECUTIVE                                   /s/ James Robert Arnold, Jr.
                                            ------------------------------




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                                            Effective October __, 2000


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